EXHIBIT 99

TD Banknorth Inc. to Present at UK Lehman Financial Services Conference



PORTLAND, Maine--May 6, 2005--TD Banknorth Inc. (NYSE: BNK) announced today that Peter J. Verrill, Chief Operating Officer, will present at the Lehman Financial Services Conference at the Four Seasons Hotel Canary Wharf in London England from 2:10 p.m.
- 2:50 p.m. (BST: 5 hours ahead of EDT) on Thursday, May 12,
2005.

A live webcast of the conference will be available at http://customer.talkpoint.com/LEHM002/051105a_cs/default.asp?enti ty=TDBank. The webcast is also accessible via the website, http://www.lehman.com/conferences/2005FinancialServices/. Within
24 hours after the conference, a replay of the webcast will be available for a period of 90 days from the Investor Relations section of the TD Banknorth website at www.banknorth.com.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group of Toronto, Canada. At March 31, 2005, the Company provided financial services to over
1.3 million households in the Northeast. TD Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage
Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). TD Banknorth and Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. TD Banknorth Inc. trades on the New York Stock Exchange under the symbol "BNK".

CONTACT:  TD Banknorth Inc.
          Jeffrey Nathanson (207) 761-8517